EXHIBIT 4.1


                         Fixed Income Securities, L.P.
                              18925 Base Camp Road
                           Monument, Colorado  80132





                                 March 16, 2007



Advisor's Disciplined Trust 139
c/o The Bank of New York, as Trustee
BNY Atlantic Terminal
2 Hanson Place, 12th Floor
Brooklyn, New York 11217


     Re:                 Advisor's Disciplined Trust 139
                 High 50 Dividend Strategy Portfolio, Series 16
                 ----------------------------------------------

Ladies and Gentlemen:

     We have examined the Registration Statement File No. 333-140678 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Fixed Income Securities, L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                Sincerely,

                                FIXED INCOME SECURITIES, L.P.


                                By     /s/ ALEX R. MEITZNER
                                  ------------------------------
                                      Senior Vice President